UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

KISSES FROM ITALY, INC.

(Exact name of registrant as specified in its charter)

Florida	46-2388377
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

80 SW 8th ST. Suite 2000 Miami, Florida (Address of principal executive offices)	33130 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [__]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-224931 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, Par Value $.001 Per Share

(Title of class)

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The description of the Common Stock, $.001 par value per share, of Kisses From Italy, Inc. (the “Registrant”) contained in the Registrant’s Form S-1/A1 filed on July 11, 2018 with the United States Securities and Exchange Commission (File No. 333-224931) is incorporated by reference.

ITEM 2. EXHIBITS

Exhibit Number	Description

3.1	Articles of Incorporation(1)
3.2	Amendment to Articles of Incorporation(1)
3.3	Bylaws (1)
10.1	Assignment of Lease Agreement – Palm Aire Location(1)
10.2	Assignment of Lease Agreement – Sea Garden Location(1)
10.3	Lease Agreement – Fort Lauderdale Location(1)
10.4	Form of Convertible Debenture (2)

(1)	Incorporated herein by reference to the exhibits of the same number in the Registrant’s Registration Statement on Form S-1 filed on May 15, 2018.
(2)	Incorporated herein by reference to the exhibit of the same number in the Registrant’s Registration Statement on Form S-1/A filed on July 11, 2018.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

KISSES FROM ITALY, INC.
Date: July 11, 2018	By: /s/ Claudio Ferri Claudio Ferri, Principal Executive Officer

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